EXHIBIT 99
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FOR IMMEDIATE RELEASE
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For Additional Information Contact:
David B. Barbour, President and Chief Executive Officer
Lisah Frazier, Chief Operating Officer and Chief Financial Officer
(606) 326-2800
Fax (606) 326-2801
www.classicbank.com




                CLASSIC BANCSHARES, INC. ANNOUNCES THE INTENT TO
                       INITIATE A STOCK REPURCHASE PROGRAM

     ASHLAND, KENTUCKY, -- JUNE 6, 2002 -- Classic Bancshares, Inc. (NASDAQ -
CLAS) announced its intent to repurchase up to 100,000 shares of its outstanding shares of common stock in the open market over a twelve-month period at prevailing market prices from time to time depending on market conditions. The Company has 1,120,586 shares outstanding and holds 201,914 shares as treasury shares. David B. Barbour, President and Chief Executive Officer of the Company, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company's common stock. Mr. Barbour stated, "We believe that the repurchase of our shares represents an attractive investment opportunity which will benefit the Company and our stockholders."

     Classic Bancshares, Inc. is headquartered in Ashland, Kentucky and has one subsidiary, Classic Bank. Classic Bank operates at 344 Seventeenth Street, Ashland, Kentucky with seven branch offices located in Boyd, Carter, Greenup and Johnson counties.